UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 15, 2005

RPM International Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-14187	02-0642224
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

P.O. Box 777, 2628 Pearl Road, Medina, Ohio		44258
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(330) 273-5090

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 15, 2005, RPM International Inc. (the "Company") borrowed $115 million under its $330.0 million, five-year revolving credit facility. The proceeds of the borrowing, along with cash on hand, were used to repay in full the principal and accrued interest on the Company's $150 million 7.0% Senior Unsecured Notes due 2005. In addition, a portion of the cash borrowed was used for general corporate purposes and to make a payment of interest on the Company's 6.25% Senior Unsecured Notes due 2013.

The revolving credit facility, which expires on November 19, 2009, contains customary covenants, including but not limited to, limitations on the Company's ability, and in certain instances, its subsidiaries' ability, to incur liens, make acquisitions and investments, or sell or transfer assets and stock. Additionally, the Company may not permit its consolidated leverage ratio to exceed 0.65 to 1.0 or its consolidated interest coverage ratio to be greater than 3.5 to 1.0. Upon the occurrence of certain events of default, the Company's obligations under the revolving credit facility may be accelerated. Such events of default include payment defaults to the lenders under the credit facility, financial and non-financial covenant defaults, cross defaults to payment defaults under, acceleration of, or other defaults that permit the acceleration of, other indebtedness having an aggregate outstanding principal amount of at least $20 million, certain ERISA defaults, change of control and other customary defaults. The size of the revolving credit facility may be expanded upon the Company's request by up to an additional $100 million, thus potentially expanding the revolving credit facility to $430 million, subject to lender approval. Borrowings under the revolving credit facility are unsecured. More information regarding the revolving credit facility is set forth in Item 2.03 of the Company's Current Report on Form 8-K filed on November 24, 2004, which information is incorporated herein by reference.

From time to time, the Company may refinance all or a portion of the amount outstanding under the revolving credit facility using the Company's accounts receivable securitization program and/or the Company's commercial paper program. Information regarding the material terms of the Company's accounts receivable securitization program and the Company's commercial paper program is contained in the Company's Registration Statement on Form S-4 (File No. 333-120536) under "Description of Our Other Indebtedness -- Securitization Transaction" and "Description of Our Other Indebtedness -- Commercial Paper Program," which information is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RPM International Inc.

June 21, 2005	By:	/s/ P. Kelly Tompkins

Name: P. Kelly Tompkins
Title: Senior Vice President, General Counsel and Secretary